                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                 ValuJet, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                 VALUJET, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of ValuJet, Inc.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ValuJet, Inc. (the "Company") will be held at SCITREK Science & Technology Museum, 395 Piedmont Avenue, N.E., Atlanta, Georgia 30308, on Wednesday, May 21, 1997, at 11:00 A.M. Eastern Daylight Savings Time, for the following purposes:

     (1) To elect Directors for the ensuing year; and

     (2) To transact such other business as may properly come before the meeting.

     Holders of the Common Stock of record at the close of business on April 3, 1997, will be entitled to notice of and to vote at the meeting.

     Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.

                                       By Order of the Board of Directors

                                       Michael D. Acks
                                       Assistant Secretary


April 10, 1997
Atlanta, Georgia

                                 VALUJET, INC.
                             1800 Phoenix Boulevard
                            Atlanta, Georgia  30349
                                 (770) 907-2580


                                PROXY STATEMENT


   This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of ValuJet, Inc., a Nevada corporation (the "Company") to be voted at the Annual Meeting of the Stockholders of the Company to be held on May 21, 1997, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at SCITREK Science & Technology Museum, 395 Piedmont Avenue, N.E., Atlanta, Georgia 30308 on Wednesday, May 21, 1997, at 11:00 a.m. Eastern Daylight Savings Time. This proxy statement and accompanying form of proxy were first sent or given to Stockholders on or about April 10, 1997. The Company's Annual Report for the year ended December 3l, 1996, is being sent, concurrently herewith, to each Stockholder of record.

SOLICITATION OF PROXIES

   Proxies will be solicited by mail. Proxies may also be solicited by officers and regular employees of the Company personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock of the Company. The expense of preparing, assembling, printing, mailing and soliciting proxies will be borne by the Company.

ACTION TO BE TAKEN UNDER THE PROXIES

   When a proxy in the enclosed form is properly executed and timely returned, the shares represented thereby will be voted at the meeting in the manner specified herein. Unless instructed otherwise in the space provided in the proxy form, all properly executed proxies received by the Company will be voted "FOR" the election of the nominees for Directors set forth below under the heading ELECTION OF DIRECTORS. Any Stockholder who properly executes and delivers a proxy may revoke it at any time prior to it being exercised. Any proxy given pursuant to this solicitation may be revoked by any Stockholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date to the Secretary of the Company. The Company's management knows of no matter to be brought before the meeting other than those mentioned herein. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


VOTING RIGHTS

   The only class of securities entitled to vote at the meeting is the Common Stock, $.001 par value, of the Company. The Board of Directors, pursuant to the By-laws of the Company, has fixed April 3, 1997, at the close of business, as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof. As of April 3, 1997, there were 54,878,322 shares of Common Stock of the Company outstanding and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote at the meeting. A majority of the outstanding shares of Common Stock represented at the meeting, in person or by proxy, will constitute a quorum.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

   The following table sets forth, as of April 3, 1997 (unless otherwise indicated in the footnotes), certain information with respect to the Company's Common Stock owned beneficially by each Director, by each Nominee for election as a Director, by all Executive Officers and Directors as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as noted in the footnotes, each of the persons listed has sole investment and voting power with respect to the shares of Common Stock included in the table.

                                                Number of Shares         Percent
Name of Beneficial Owner                     Beneficially Owned (1)  of Ownership (2)
-------------------------------------------  ----------------------  ----------------

Robert L. Priddy (3).......................         5,640,000             10.2%
Lewis H. Jordan (4)........................         5,320,540              9.2%
Maurice J. Gallagher, Jr. (5)..............         4,268,500              7.8%
Timothy P. Flynn (6).......................         2,839,000              5.2%
Don L. Chapman (7).........................            74,000                *

All Executive Officers and Directors as a
group (10 persons) (2)(3)(4)(5)(6)(7)(8)...        18,268,240             31.1%

___________________________________

*  Less than 1%

(1) Information with respect to beneficial ownership is based upon information furnished by each owner.

(2) The percent of outstanding Common Stock owned is determined by assuming that in each case the person only, or group only, exercised his or its rights to purchase all shares of Common Stock underlying presently exercisable stock options.

(3) Includes options to purchase 640,000 shares of Common Stock which are presently exercisable. Excludes 100,000 shares of Common Stock owned by Mr. Priddy's daughter and son-in-law, with respect to which

     Mr. Priddy disclaims any beneficial ownership. Mr. Priddy's address is 1800 Phoenix Boulevard, Suite 126, Atlanta, Georgia 30349.

(4) Includes options to purchase 3,040,000 shares of Common Stock which are presently exercisable and also includes 131,000 shares owned by a trust under which Mr. Jordan is a beneficiary. Mr. Jordan's address is 1800 Phoenix Boulevard, Suite 126, Atlanta, Georgia 30349.

(5) Includes options to purchase 150,000 shares of Common Stock which are presently exercisable, 3,931,000 shares of Common Stock owned by the Gallagher/Moritz Family Trust under which Mr. Gallagher is a trustee and beneficiary, and 157,500 shares of Common Stock owned by the Gallagher/Moritz 1992 Trust under which Mr. Gallagher's children are beneficiaries. Also includes 30,000 shares of Common Stock owned by a trust for the benefit of Mr. Gallagher's sisters with respect to which Mr. Gallagher is a trustee. Mr. Gallagher's address is 6900 Westcliff Drive, Suite 505, Las Vegas, Nevada 89128.

(6) Includes 120,000 shares of Common Stock owned by Mr. Flynn's children. Mr. Flynn's address is 6900 Westcliff Drive, Suite 505, Las Vegas, Nevada 89128.

(7) Includes 69,000 shares of Common Stock owned by a corporation in which Mr. Chapman is an officer and sole stockholder and options to purchase 5,000 shares of Common Stock which are presently exercisable.

(8) In addition to outstanding shares of Common Stock owned by Executive Officers not named in the table, also included are options to purchase 52,400, 31,000 and 8,600 shares of Common Stock by Stephen C. Nevin, Thomas Kalil and M. Ponder Harrison, respectively, which are presently exercisable.


                             ELECTION OF DIRECTORS

  The entire Board of Directors of the Company will be elected for a term of one year and until their successors are elected and qualified. The Company's By-laws provide that there shall be not less than three, nor more than nine, Directors. The Board of Directors has determined that five Directors be elected for the ensuing year. It is the intention of the persons named in the accompanying proxy form to vote for the election of the following nominees (all of whom are currently Directors): Don L. Chapman, Timothy P. Flynn, Maurice J. Gallagher, Jr., Lewis H. Jordan and Robert L. Priddy. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named. All of the nominees are currently Directors.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table contains the name, age and position with the Company of each Executive Officer and Director of the Company. Their respective backgrounds are described following the table.

                             Age                                Position
                             ---                                --------
Robert L. Priddy              50  Chairman of the Board of Directors, Chief Executive Officer
Lewis H. Jordan               52  President, Chief Operating Officer and Director
D. Joseph Corr                56  President and Chief Executive Officer of ValuJet Airlines, Inc.

                             Age                                Position
                             ---                                --------
Stephen C. Nevin              47  Senior Vice President - Finance and Chief Financial Officer
Thomas Kalil                  60  Senior Vice President - Customer Service
James R. Jensen               56  Senior Vice President - Maintenance and Engineering
M. Ponder Harrison            35  Senior Vice President - Sales and Marketing of ValuJet Airlines, Inc.
Don L. Chapman                57  Director
Timothy P. Flynn              46  Director
Maurice J. Gallagher, Jr.     47  Director

  Robert L. Priddy has been actively employed by the Company since June 1993. He has served as a Director and Chairman of the Board of the Company since he participated in its founding in July 1992. As of November 1996, he resigned his position as Chairman of the Board and Chief Executive Officer of the Company's subsidiary, ValuJet Airlines, Inc. Prior to his involvement with the Company, Mr. Priddy founded Florida Gulf Airlines as a subsidiary of Mesa Airlines, for which he served as president from December 1991 to April 1993. From July 1991 to January 1993, he also served as a director of Mesa Airlines, Inc. From January 1988 to November 1991, he served as President and Chief Executive Officer of Air Midwest, Inc., a regional airline headquartered in Wichita, Kansas, for which he also served as a director from November 1987 to November 1991. From 1979 to 1987, he served as Vice President and Chief Financial Officer of Atlantic Southeast Airlines, Inc. ("ASA"), a regional airline headquartered in Atlanta, Georgia, for which he also served as a director from 1981 to 1987. He was one of three founding shareholders of ASA. From 1966 to 1979, he worked for Southern Airways in various capacities, his last responsibilities being manager of scheduling, pricing and market analysis. He has also served as a director of Lukens Medical Corporation, a medical supplies company, since 1995.

  Lewis H. Jordan has served as President, Chief Operating Officer and a Director of the Company since June 1993. As of November 1996, he resigned his position as President and Chief Operating Officer of the Company's subsidiary, ValuJet Airlines, Inc., and he became Chairman of the Board of ValuJet Airlines, Inc. He served as President and Chief Operating Officer and as a director of Continental Airlines from August 1991 to March 1993 and served as Executive Vice President of that company from 1986 to August 1991. From 1985 to 1986, he served as President and Chief Operating Officer of Flying Tigers, an air cargo carrier, and was previously employed by Flying Tigers as Executive Vice President and Chief Operating Officer from 1984 to 1985, as Senior Vice President - Operations from 1980 to 1982 and as Vice President - Maintenance and Engineering from 1979 to 1980. From 1982 to 1984, he served as Executive Vice President and Chief Operating Officer of Air Treads, Inc., an aviation tire retreading, wheel and brake company. From 1962 to 1979, he held various positions with Southern Airways, his last position being Assistant Vice President in charge of technical operations. Mr. Jordan has been elected as a Director of the Company pursuant to an agreement with Messrs. Priddy, Gallagher and Flynn under which Messrs. Priddy, Gallagher and Flynn have agreed to vote their stock in the Company so as to elect Mr. Jordan as a Director so long as he is employed by the Company.

  D. Joseph Corr joined the Company in November 1996 as President and Chief Executive Officer of ValuJet Airlines, Inc. Since June 1990, Mr. Corr has also been the President and owner of Aircorr, Inc., an aircraft repair bsuiness, and
D. Joseph Corr, Inc., an investments and management services firm. Prior to 1990, Mr. Corr served as Chairman, President and Chief Executive Officer of Continental Airlines from December 1988 to October 1989. From March 1986 to November 1988, Mr. Corr was Vice Chairman, President and a Director of TransWorld Airways (TWA). From 1984 to 1986, Mr. Corr was President of ACF Industries (a manufacturer and lessor of specialized railroad freight cars) and Vice Chairman and a

Director of ACF from 1984 to 1988. Mr. Corr also served as Chairman and Director of Ozark Airlines during 1986 and as Chairman and a Director of Mid-Coast Aviation from 1986 to 1988.

  Stephen C. Nevin joined the Company in May 1994 as its Senior Vice President - Finance and Chief Financial Officer. From 1982 to April 1994, he served as Vice President of the Aircraft Financing Group for McDonnell Douglas Finance Corporation. From 1981 to 1982, he was Western Regional Manager, Equipment Leasing for Integrated Resources, Inc., a real estate and equipment financing company. From 1977 to 1980, he was Senior Account Officer for Citicorp Industrial Credit, a finance company. He was District Sales Manager of Cessna Aircraft Company, an aircraft manufacturer, from 1975 to 1977.

  Thomas Kalil was elected as the Company's Senior Vice President - Customer Service in May 1995. Prior to joining the Company, Mr. Kalil was employed by Continental Airlines from May 1987 until May 1995, in various positions including Senior Vice President Airport Services and Senior Vice President Customer Services. Continental Airlines filed for reorganization under Chapter 11 of the federal bankruptcy laws in 1990. Prior to that, he served in various customer service positions at Northwest, Republic and Southern Airways during the period from 1960 to 1987.

  James R. Jensen was elected as the Company's Senior Vice President - Maintenance and Engineering in August 1996. From October 1992 until joining the Company in July 1996, Mr. Jensen was employed as Vice President, Product Support of Douglas Aircraft Company. Mr. Jensen retired from TWA in October 1992 after serving in various maintenance and enginering positions for more than 26 years. Before retiring, Mr. Jensen served as TWA's Senior Vice President - Maintenance and Engineering.

  M. Ponder Harrison has been employed as Vice President - Sales and Marketing of ValuJet Airlines, Inc. since June 1993. In December 1996, he was elected as Senior Vice President - Sales and Marketing of ValuJet Airlines, Inc. Prior to joining the Company, he was employed by Delta Air Lines, Inc. from 1988 to June 1993 in various marketing positions, his last position being national accounts manager, corporate marketing. He was also employed by Delta from 1983 to 1987.

  Don L. Chapman was elected as a Director of the Company in April 1994. He has served as Chief Executive Officer of Tug Manufacturing Company, a company that manufactures ground support equipment for the airline industry, since he acquired that company in 1977. He also served as Chief Executive Officer of Opti World, Inc., an optical superstore chain, from 1983 (when he founded that Company) until 1995. From July 1991 to November 1992, he served as Chairman of Winkler Products, a plastic cutlery manufacturer. He also serves as a director of Longhorn Steaks (since 1992) and Omni Insurance Company (since 1993).

  Timothy P. Flynn has served as a Director of the Company since he participated in its founding in July 1992. Since May 1992, he has been involved as an investor in various aviation related and other companies. From 1982 to May 1992, he served as an executive officer and director of WestAir Holding, Inc. He was one of the two founding stockholders of WestAir Holding, Inc.. Prior to 1982, he served as an executive officer of Pacific Express Holding, Inc., the parent company of WestAir Commuter Airlines, Inc., from 1979 to 1982. He worked in marketing and operations for Eureka Aero, an airline company, from 1975 to 1979.

  Maurice J. Gallagher, Jr. has been a Director of the Company since he participated in its founding in July 1992. He served as the Company's President from the Company's inception until June 1993. Prior to

May 1994, he also served as Chief Financial Officer of the Company. He served as Vice Chairman of the Board of the Company from June 1993 until October 1996. Since May 1992, he has also been involved as an investor in various aviation related and other companies. From May 1992 until March 1993, he served as a director of Mesa Airlines, Inc. From 1983 to August 1992, he served as an executive officer and director of WestAir Holding, Inc. (the parent company of a regional airline headquartered in Fresno, California). He was one of the two founding stockholders of WestAir Holding, Inc. WestAir Holding, Inc. was acquired by Mesa Airlines in May 1992. He served as Vice President-Finance of Pacific Express Holding, Inc., the parent company of WestAir Commuter Airlines, Inc., from 1979 to 1982.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has a standing Audit Committee and Compensation Committee. The Audit Committee consists of Timothy P. Flynn (Chairman), Maurice J. Gallagher, Jr. and Don L. Chapman. The Audit Committee met one time during the 1996 fiscal year. The Audit Committee is empowered to: (i) recommend the appointment or removal of the Company's auditors; (ii) review and recommend approval of the scope and results of the independent audit of the Company; (iii) review audit fees; and (iv) review changes in accounting policies that have a significant effect on the Company's financial reports.

  The Compensation Committee consists of Timothy P. Flynn and Don L. Chapman. The Compensation Committee met two times during 1996 and, in addition, took action on several occasions by unanimous consent of its members. The Compensation Committee is empowered to: (i) approve compensation levels for each Executive Officer who also serves as a member of the Board of Directors and for any other officer or employee of the Company whose annual base salary is in excess of $100,000; (ii) approve all incentive payments to each Executive Officer who also serves as a member of the Board of Directors; and (iii) undertake administration, upon specific direction of the Board of Directors, of employee benefit plans.

MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors met seven times during the Company's 1996 fiscal year and took action on several other occasions by unanimous consent. Each incumbent Director attended at least 75% of the total of all Board and Committee meetings he was entitled to attend during the 1996 year.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table shows, for the fiscal years ended December 31, 1994, December 31, 1995, and December 31, 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such year, for the Company's Chief Executive Officers and four most highly compensated Executive Officers other than the Chief Executive Officer. Such table also indicates all capacities in which they served.

                                                    SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                   ANNUAL COMPENSATION               AWARDS
                                           -----------------------------------    ------------
                                                                     Other                        All
Name and                                                             Annual                      other
Principal                                                            Compen-        Options     Compen-
Position                             Year  Salary($)   Bonus($)     sation($)         (#)       sation($)
-----------------------------------  ----  --------  -----------  ------------      -------     ----------
Robert L. Priddy                     1996   135,781            0             0         None             0
   Chairman of the Board,            1995   150,000      250,000             0      290,000             0
   Chief Executive Officer (1)       1994   150,000      225,000             0      350,000             0

Lewis H. Jordan                      1996   135,781            0             0         None             0
   President, Chief                  1995   150,000      250,000        17,507(3)   290,000             0
   Operating Officer (2)             1994   150,000      225,000        35,721(3)   350,000             0

Stephen C. Nevin                     1996   105,480            0             0         None             0
   Senior Vice President -           1995   100,000       38,000             0       26,000             0
   Finance, Chief Financial          1994    59,452       70,000             0      180,000        30,000(5)
   Officer (4)

James R. Jensen                      1996   110,465            0                      5,000        30,000(5)
  Senior Vice President -
  Maintenance and Engineering (6)

Thomas Kalil                         1996   105,480            0                       None             0
  Senior Vice President -            1995    65,206       30,000                     55,000         5,000(5)
  Customer Service (7)

_________________________________

(1) The options granted to Mr. Priddy during 1994 include options to purchase 150,000 shares of Common Stock at $3.75 per share granted in January 1995 as a part of Mr. Priddy's 1994 compensation package. The options granted to Mr. Priddy during 1995 include options to purchase 250,000 shares of Common Stock at $18.375 per share granted in January 1996 as a part of Mr. Priddy's 1995 compensation package.

(2) The options granted to Mr. Jordan during 1994 include options to purchase 150,000 shares of Common Stock at $3.75 per share granted in January 1995 as a part of Mr. Jordan's 1994 compensation package. The options granted to Mr. Jordan during 1995 include options to purchase 250,000 shares of Common Stock at $18.375 per share granted in January 1996 as a part of Mr. Jordan's 1995 compensation package.

(3) Consists of reimbursements of moving and related expenses which were paid in accordance with the terms of his employment agreement with the Company.

(4) Mr. Nevin commenced employment with the Company on May 9, 1994, and therefore, the compensation shown for him for 1994 is for the period from May 9, 1994 to December 31, 1994. The options granted to Mr. Nevin during 1995 include options to purchase 14,000 shares of Common Stock at $18.375 per share granted in January 1996 as a part of Mr. Nevin's 1995 compensation package.

(5) The amounts indicated are amounts paid by the Company for moving and related expenses.

(6) Mr. Jensen commenced employment with the Company in July 1996, and therefore, the compensation shown for him for 1996 is for the period from July 1996 through December 1996.

(7) Mr. Kalil commenced employment with the Company in May 1995, and therefore, the compensation shown for him for 1995 is for the period from May 1995 through December 1995. The options granted to Mr. Kalil during 1995 include options to purchase 15,000 shares of Common Stock at $18.375 per share granted in January 1996 as a part of Mr. Kalil's 1995 compensation package.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Timothy P. Flynn and Don L. Chapman, neither of whom are officers or employees of the Company. The Company purchases equipment from a corporation of which Mr. Chapman is an officer and 100% stockholder. See CERTAIN TRANSACTIONS.

EMPLOYMENT AGREEMENTS

  Robert L. Priddy. The Company's employment agreement with Mr. Priddy provides for a base salary of $150,000 per year which began on the commencement of the Company's flight operations on October 26, 1993, and discretionary bonuses. Under the Company's employee bonus plan, Mr. Priddy is also entitled to a bonus up to 2% of the Company's pretax, pre-bonus income. Mr. Priddy is to devote his full time and efforts to the business of the Company during the five-year term of his employment agreement expiring in 1998. Mr. Priddy's employment may be terminated by either the Company or Mr. Priddy at any time. During his employment with the Company and for a period of six months thereafter, Mr. Priddy has agreed not to participate in certain new airline ventures east of the Mississippi River.

  Lewis H. Jordan. The Company's employment agreement with Mr. Jordan provides for a base salary of $150,000 per year, discretionary bonuses and severance pay (12 months pay) in the event Mr. Jordan's employment is terminated by the Company without cause. Under the Company's employee bonus plan, Mr. Jordan is also entitled to a bonus up to 2% of the Company's pretax, pre-bonus income.
Mr. Jordan's employment may be terminated at any time during its five-year term by either the Company or Mr. Jordan. Upon termination of his employment, Mr. Jordan has agreed not to participate in certain new airline ventures east of the Mississippi River for a period of six months thereafter. If the Company elects not to waive such restrictive agreement, then the Company will continue to pay Mr. Jordan his regular compensation during such period.

  D. Joseph Corr. The Company's employment agreement with Mr. Corr provides for a three year term, a base salary of $250,000 per year, bonuses of up to $250,000 per year based on the performance of the Company and severance pay equal to one year's base salary in the event Mr. Corr's employment is terminated by the Company without cause. Under the agreement, Mr. Corr is also entitled to reimbursement of certain temporary living and moving expenses.

STOCK OPTION PLANS

  The Company has three existing stock option plans ("Stock Option Plans"): the 1993 Stock Option Plan (the "1993 Plan") and the 1994 Stock Option Plan (the "1994 Plan") and the 1996 Stock Option Plan (the "1996 Plan").

  A total of 4,800,000 shares of Common Stock are reserved for issuance under the 1993 Plan. As of December 31, 1996, options to purchase 4,325,300 shares have been granted under the 1993 Plan, of which options to purchase 1,352,000 shares have been exercised and options to purchase 104,500 shares have lapsed due to employment terminations prior to vesting. At such date, options to purchase 2,868,800 shares were outstanding under the 1993 Plan at an average option price of $2.26 per share and options for up to 579,200 additional shares may be granted under the 1993 Plan. The 1993 Plan contemplates that options will be granted to officers, directors and other key employees of the Company. An optionee must remain an employee of the Company to retain his options. If such status terminates, other than by reason of the death of the optionee, the options will expire within three months of the termination.

  The exercise price of the options granted under the 1993 Plan cannot be less than the fair market value of the Common Stock on the date the option is granted, as determined by the Compensation Committee or the Board of Directors. Options granted under the 1993 Plan may be subject to vesting schedules which defer the optionees' rights to exercise the option. The terms of the options and the dates after which they become exercisable are established by the Compensation Committee of the Board of Directors, subject to the terms of the 1993 Plan. All options granted to date under the 1993 Plan vest over a five year period.

  Options granted under the 1994 Plan and 1996 Plan may be either incentive stock options or nonqualified options. The 1994 Plan and 1996 Plan contemplate that options may be granted to directors, key employees and consultants of the Company. The exercise price of the options granted under the 1994 Plan and 1996 Plan will be determined by the Compensation Committee of the Board of Directors. Options granted under the 1994 Plan and 1996 Plan may be subject to vesting schedules which defer the optionees' rights to exercise the option. The terms of the options and the dates after which they become exercisable are established by the Compensation Committee of the Board of Directors, subject to the terms of the 1994 Plan.

  A total of 4,000,000 shares of Common Stock are reserved for issuance under the 1994 Plan. As of December 31, 1996, options to purchase 3,925,100 shares have been granted under the 1994 Plan, of which options to purchase 303,810 have been exercised and options to purchase 316,560 shares have lapsed due to employment terminations prior to vesting. At that date, options to purchase 3,304,730 shares were outstanding under the 1994 Plan at an average option price of $6.87 per share and options for up to 391,460 additional shares may be granted under the 1994 Plan. Of the options granted under the 1994 Plan, options to purchase 1,296,465 shares are incentive stock options and options to purchase 2,008,265 shares are nonqualified options. Options granted under the 1994 Plan generally vest over a five year period except for certain options granted to certain officers and Directors of the Company.

  A total of 5,000,000 shares of Common Stock are reserved for issuance under the 1996 Plan. As of March 10, 1997, options to purchase 450,000 shares have been granted and are outstanding under the 1996 Plan, all of which have been granted at a price of $7.125 per share. No options have been exercised or have lapsed. Options for up to an additional 4,550,000 shares may be granted under the 1996 Plan. Of the options granted under the 1996 Plan, options to purchase 42,105 shares are incentive stock options and options to purchase 407,895 shares are nonqualified options.

  The Company has from time to time granted stock options under the Stock Option Plans in order to provide certain officers, directors, employees and consultants with a competitive total compensation package and to reward them for their contribution to the Company's performance. These grants of stock options are designed to align the individual's interest with that of the Stockholders of the Company.

  The closing sale price of the Company's Common Stock on the NASDAQ Stock Market on March 10, 1997, was $8.375 per share.

  The number of shares and per share stock prices indicated above have been adjusted to reflect the two separate 2-for-1 stock splits paid to Stockholders in the form of 100% stock dividends in April 1995 and November 1995.

FEDERAL INCOME TAX ASPECTS OF STOCK OPTION PLANS

  The following general summary is based upon the Internal Revenue Code and does not include a discussion of any state or local tax consequences.

  Incentive Stock Options. An optionee does not generally realize taxable income upon the grant or exercise of an incentive stock option.

  The income tax treatment of any gain or loss realized upon an optionee's disposition of shares of Common Stock received upon exercise of an incentive stock option depends on the timing of the disposition. If the optionee holds the shares received upon exercise of an incentive stock option for at least two years from the date such incentive stock option was granted, and at least one year from the date of exercise, the difference between the amount realized from the sale of such shares and the optionee's tax basis will be taxed as long-term capital gain or loss.

  If an optionee disposes of the shares of Common Stock before the end of the applicable holding periods described above (i.e., he makes a "disqualifying disposition"), such optionee may have taxable income in the year of the disqualifying disposition, depending on the selling price. If the selling price exceeds the fair market value of the incentive stock option on the date of exercise, the excess of that fair market value over the exercise price is taxable to the optionee as ordinary income, and the excess of the selling price over the fair market value is taxable to the optionee as capital gain. If the selling price exceeds the exercise price but not the fair market value on the date of exercise, the excess of the selling price over the exercise price is taxable to the optionee as ordinary income. If the selling price is less than the exercise price, the difference is treated as capital loss.

  The Company is not entitled to a deduction for federal income tax purposes with respect to the grant or exercise of an incentive stock option or the disposition of shares of Common Stock acquired upon exercise (if the applicable holding periods have been met). In the event of a disqualifying disposition, however, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee.

  Nonqualified Stock Options. An optionee will not recognize any taxable income upon the grant of a nonqualified option. However, upon exercise of a nonqualified option, an optionee must recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. Upon the subsequent disposition of the shares, the optionee will realize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the shares on the date of exercise.

  An optionee's tax basis in the shares of Common Stock received on exercise of a nonqualified option will be equal to the amount of consideration paid by the optionee on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee recognizes taxable income.

  The summary of federal income tax consequences set forth above is for general information only and may not be applicable to or complete with respect to all individuals. Individuals to whom options are granted should consult their own tax advisors for a determination as to the specific tax consequences applicable to them.

OPTION GRANTS IN LAST FISCAL YEAR

  The table below sets forth information regarding all stock options granted in the 1996 fiscal year under the Company's Stock Option Plans to those Executive Officers of the Company named in the Compensation Table above:

                                            % of
                                            Total                Market
                             Number of     Options                Price
                            Securities    Granted to             or Fair                    Potential Realized Value at
                            Underlying    Employees               Value                       Assumed Annual Rates of
                              Options     in Fiscal    Exercise   on Date     Expiration    Stock Price Appreciation(3)
                              Granted       Year(2)     Price     of Grant       Date             5%         10%
                           ----------     ----------   --------   ----------  ----------    ---------------------------
Robert L. Priddy              None(1)
Lewis H. Jordan               None(1)
Stephen C. Nevin              None(1)
James R. Jensen              5,000            1.0%      $11.50      $11.50    July 8, 2006      $36,161      $91,640
Thomas Kalil                  None(1)

___________________________________

(1) Excludes options to purchase an aggregate of 529,000 shares at $18.375 per share granted in January 1996 to the Executive Officers indicated as a part of their respective 1995 compensation packages.

(2) Excludes options to purchase an additional 391,800 shares at $18.375 or $21.375 to other employees as a part of their respective 1996 compensation packages.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  The following table shows aggregate exercises of options during 1996 and the values of options held by the Company's Executive Officers as of December 31, 1996.

                                                                Number of          Value of Unexercised
                                                           Unexercised Options     In-The-Money Options
                                                           December 31, 1996 (#)   December 31, 1996 (2)
                    Shares Acquired         Value            Exercisable (E)/       Exercisable (E)/
Name                on Exercise (#)        Realized          Unexercisable (U)       Unexercisable (U)
------------------  ---------------  -------------------  ----------------------  ----------------------
Robert L. Priddy                 -                  -            640,000 E             $    1,118,125 E
Lewis H. Jordan                  -                  -          3,040,000 E             $   16,168,105 E
Stephen C. Nevin            38,400           $785,400(1)          36,000 E             $      153,250 E
Stephen C. Nevin                 -                  -            131,600 U             $      472,350 U
James R. Jensen                  -                  -              5,000 U                         None
Thomas Kalil                     -                  -             23,000 E                         None
Thomas Kalil                     -                  -             32,000 U                         None

-------------------

(1) Amount shown is based upon the closing sale price for the Company's Common Stock on each date of option exercise, which was $22.56 - $23.00 per share.

(2) Amounts shown are based upon the closing sale price for the Company's Common Stock on December 31, 1996, which was $6.44 per share.


DIRECTOR COMPENSATION

  The Company's outside Directors (Messrs. Flynn, Chapman and Gallagher) receive a retainer of $5,000 per quarter plus meeting fees of $1,000 per meeting of the Board of Directors or Committee attended in person and $500 per meeting of the Board of Directors or Committee attended by phone in addition to reimbursement of their expenses in attending meetings of the Board of Directors. In addition, each outside Director is to receive options to purchase 5,000 shares of Common Stock upon the date of the Company's annual stockholders' meeting at the then current stock price, with vesting over three years of service for the Company. Each outside Director has agreed not to participate in airline ventures (other than with airlines with scheduled flight operations prior to January 1, 1992) east of the Mississippi River during the term he serves as a Director of the Company and for a period of six months thereafter.


         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The compensation of the Company's Executive Officers is determined by the Compensation Committee of the Board of Directors on an annual basis. The Compensation Committee considers all elements of compensation in making its determinations. With respect to those Executive Officers who do not serve on the Company's Board of Directors, the Compensation Committee also considers the recommendations of the Company's Chairman of the Board and President. The principal elements of compensation for the Company's Executive Officers are base salary, cash bonuses and stock incentives and stock options.

  Base Salary. The base salaries of the Company's Chairman of the Board and Chief Executive Officer (Robert L. Priddy) and President and Chief Operating Officer (Lewis H. Jordan) have been established under their respective employment agreements which were signed in 1993. The employment agreements establish base salary levels at $150,000 for each of Mr. Priddy and Mr. Jordan. Payment of base salaries to Messrs. Priddy and Jordan was suspended during a portion of the suspension of the Company's operations during 1996. The Compensation Committee believes that the base salary levels for Messrs. Priddy and Jordan are far below market base salary levels for executive officers in comparable positions in the airline industry. Consequently, a greater portion of the compensation for such Executive Officers is contingent upon the Company's performance and profitability. Higher base salaries were approved for D. Joseph Corr and James R. Jensen in order to attract them to accept employment with the Company.

  Cash Bonuses. Under the terms of their employment agreements, each of Mr. Priddy and Mr. Jordan is entitled to a bonus of up to 2% of the Company's pretax, pre-bonus income. Mr. Corr will be entitled to a bonus in 1997 based on the Company's profitability. Bonuses for other Executive Officers are discretionary with the Company's Board of Directors. Due to the Company's lack of profitability during 1996, no bonuses were paid to the Company's Executive Officers for the year.

  Stock Options. The Company intends to rely heavily on stock options in order to provide incentive to its Executive Officers and other key employees and to align their interests with those of the Company's Stockholders. In that regard, stock options were granted at fair market value to James R. Jensen (with vesting over 18 months) and D. Joseph Corr (with vesting over three years) in connection with their acceptance of positions with the Company during 1996. No other options were granted to Executive Officers in 1996. The vesting schedules are designed to encourage employment with the Company throughout the vesting period.

  The Company has no target stock ownership levels for its Executive Officers.

  Submitted by

  COMPENSATION COMMITTEE


  Timothy P. Flynn                  Don L. Chapman


  The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

   The following stock price performance graph compares the Company's performance to the CRSP Total Return Index for The NASDAQ Stock Market (US) and the Standard & Poors Airlines Index. The stock price performance graph assumes an investment of $100 in the Company and the two indexes, respectively, on June 28, 1994, and further assumes the reinvestment of all dividends. The Standard & Poors Airlines Index includes AMR Corporation, Delta Air Lines, USAir Group and Southwest Airlines. Stock price performance, presented for the period from June 28, 1994 (the date upon which the Common Stock of the Company was first traded) through December 31, 1996 is not necessarily indicative of future results. The June 28, 1994 stock price used for the Company's stock is the initial public offering price.

                         [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
             AMONG VALUJET, INC., STANDARD & POOR'S AIRLINE INDEX
                      AND NASDAQ STOCK MARKET INDEX (US)

                                               S&P          NASDAQ
Measurement period              ValuJet,     Airline     Stock Market
(Fiscal Year Covered)           Inc.          Index       Index (US)
---------------------           --------     --------    ------------
Measurement PT -
06/28/94                        $ 100.00     $ 100.00    $ 100.00

FYE 12/31/94                    $ 170.00     $  84.08    $ 107.71
FYE 12/31/95                    $ 792.00     $ 122.79    $ 152.32
FYE 12/31/96                    $ 206.00     $ 134.61    $ 187.35


   The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

  The Company has contracted with Jordan Temporaries, Inc. for temporary personnel and certain recruiting services. Lewis Jordan's daughter is president and a part owner of Jordan Temporaries, Inc. The contract may be terminated by either party on 30 days notice. During 1996, the Company relied on Jordan Temporaries to screen and provide personnel who will be considered for full-time employment after an orientation period with the Company as a temporary employee. Jordan Temporaries provided the Company with flight attendants and ticket and gate agents during 1996. The Company's expense to Jordan Temporaries for the services of temporary personnel and recruiting services provided was approximately $4.2 million for the year ending December 31, 1996. Management believes that the rates paid to Jordan Temporaries were competitive with alternative agencies which provide similar services and that the terms of payment were at least as favorable as available from similar agencies. The Company discontinued its relationship with Jordan Temporaries in August 1996.

  The Company purchases ground support equipment from Tug Manufacturing Corporation ("Tug") in which Don L. Chapman is an officer and 100% stockholder. The amount of ground support equipment purchased by the Company from Tug was approximately $328,000 during 1996. The Company intends to continue purchasing such equipment from Tug so long as Tug's equipment meets the Company's quality, price and time of delivery requirements. The Company began to purchase equipment from Tug prior to Mr. Chapman being elected to the Company's Board of Directors and management believes that its purchases from Tug are at competitive prices and terms.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the ensuing fiscal year. Ernst & Young LLP has served as the Company's independent auditors since its inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                 OTHER MATTERS

STOCKHOLDERS' PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 1998

  The Company plans to hold its 1998 Annual Meeting of Stockholders during the month of May. Any proposal of a Stockholder intended to be presented at said Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 11, 1997.

ACTION ON OTHER MATTERS AT THE ANNUAL MEETING

  At this time, the Company does not know of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

  STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                                       BY ORDER OF THE BOARD OF DIRECTORS,


                                       /s/ Michael D. Acks
                                       -------------------
                                       Michael D. Acks
                                       Assistant Secretary

LOGO
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1997
                                 VALUJET, INC.

  The undersigned hereby appoints Lewis H. Jordan and Robert L. Priddy, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock held of record on April 3, 1997, at the Annual Meeting of the Stockholders to be held on May 21, 1997, at 11:00 A.M. at the SCITREK Research & Technology Museum, 395 Piedmont Avenue, N.E., Atlanta, Georgia 30308, or any adjournment thereof.

 1. Election of Directors
  For all nominees [_]      Withhold         [_]
  listed below              authority to
  (except as marked         vote for all
  to the contrary           nominees listed
  below)                    below

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below).

 Don L. Chapman, Timothy P. Flynn, Maurice J. Gallagher, Jr., Lewis H. Jordan,
                                Robert L. Priddy
 2. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or adjournment thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE,
                    THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

LOGO

                                 VALUJET, INC.

                                     PROXY

The undersigned hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting to be held May 21, 1997.

                                             Dated: ____________________ , 1997

                                             ___________________________ (SEAL)

                                             ___________________________ (SEAL)

                                             (Please sign exactly as your name
                                             appears hereon. If stock is reg-
                                             istered in more than one name,
                                             each holder should sign. When
                                             signing as an attorney, adminis-
                                             trator, executor, guardian or
                                             trustee, please add your title as
                                             such. If executed by a corpora-
                                             tion, the proxy should be signed
                                             by a duly authorized officer).

                                             PLEASE SIGN, DATE AND PROMPTLY
                                             RETURN THIS PROXY IN THE ENCLOSED
                                             ENVELOPE. NO POSTAGE IS REQUIRED
                                             IF MAILED IN THE UNITED STATES.

                                                           I PLAN TO ATTEND